THIRD AMENDMENT CUSTODY AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of January 9, 2013, as amended (the “Agreement”), is entered into by and between QUAKER INVESTMENT TRUST, a Massachusetts trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add Impact Shares Affordable Housing MBS ETF;

WHEREAS, the parties desire to amend the Agreement to update Exhibit C, as amended to include applicable fees to Impact Shares Affordable Housing MBS ETF;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

QUAKER INVESTMENT TRUST		U.S. BANK NATIONAL ASSOCIATION

By:		By:
Name:	Alyssa Greenspan	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	11/13/2023	Date:	November 29, 2023

 Exhibit B
Fund Names

Quaker Investment Trust

CCM Core Impact Equity Fund

Impact Shares Affordable Housing MBS ETF

Exhibit C to the Custody Agreement – Quaker Investment Trust

CUSTODY SERVICES
FEE SCHEDULE Applicable to following Funds:
CCM Core Impact Equity Fund

Annual Fee Based Upon Market Value Per Fund*

0.50 basis point on average daily market value of all long securities and cash held in the portfolio. Minimum annual fee per fund - $3,000 (applies only to funds without foreign assets)

Plus portfolio transaction fees

Fee Reduction: 10% of the minimum annual fee for the first six months of 2016

Portfolio Transaction Fees

▪	$4.00 /book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$7.00 /U.S. Bank repo agreement transaction, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$6.00 /option/future contract written, exercised or expired
▪	$15.00 /mutual fund trade/Fed wire/margin variation Fed wire
▪	$50.00 /physical transaction
▪	$150.00 /segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Additional Services

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.
▪	Additional fees apply for global servicing.
▪	Sub Advised Funds - $500 per custody account per year

Chief Compliance Officer Support Fee (Fund Complex)*

▪	$2,000 /year

Out-Of-Pocket Expenses

Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lithuania	All	16.00	$40
Australia	All	1.00	$15	Luxembourg	All	3.20	$20
Austria	All	1.70	$17	Malaysia	All	2.90	$39
Bahrain	All	40.00	$112	Mali*	All	32.00	$124
Bangladesh	All	32.00	$120	Malta	All	17.60	$60
Belgium	All	1.20	$22	Mauritius	All	24.00	$80
Benin*	All	32.00	$124	Mexico	All	1.50	$10
Bermuda	All	12.00	$48	Morocco	All	28.00	$80
Botswana	All	20.00	$40	Namibia	All	24.00	$40
Brazil	All	7.20	$17	Netherlands	All	1.50	$12
Bulgaria	All	32.00	$64	New Zealand	All	2.00	$26
Burkina Faso*	All	32.00	$124	Niger*	All	32.00	$124
Canada	All	0.75	$4	Nigeria	All	24.00	$40
Cayman Islands*	All	0.80	$8	Norway	All	1.50	$22
Channel Islands*	All	1.20	$20	Oman	All	40.00	$112
Chile	All	16.00	$48	Pakistan	All	24.00	$80
China“A” Shares	All	9.60	$42	Palestinian Autonomous Area*	All	36.00	112
China“B” Shares	All	9.60	$42	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	3.90	$36
Costa Rica	All	12.00	$48	Poland	All	12.00	$24
Croatia	All	28.00	$52	Portugal	All	4.80	$39
Cyprus*	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	9.60	$24	Romania	All	28.00	$80
Denmark	All	1.50	$24	Russia	Equities	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFINs	12.00	$40
Egypt	All	25.60	$64	Senegal*	All	32.00	$124
Estonia	All	5.60	$20	Serbia*	All	50.00	140
Euromarkets**	All	1.00	$4	Singapore	All	1.50	$20
Finland	All	2.40	$22	Slovak Republic	All	20.00	$88
France	All	1.00	$15	Slovenia	All	20.00	$88
Germany	All	1.00	$15	South Africa	All	1.50	$8
Ghana	All	20.00	$40	South Korea	All	4.80	$10
Greece	All	7.20	$33	Spain	All	1.00	$15
Guinea Bissau*	All	40.00	$124	Sri Lanka	All	12.00	$48
Hong Kong	All	1.50	$20	Swaziland	All	24.00	$40
Hungary	All	20.00	$60	Sweden	All	1.00	$22
Iceland	All	12.00	$45	Switzerland	All	1.00	$24
India	All	8.00	$84	Taiwan	All	12.00	$64
Indonesia	All	5.80	$68	Thailand	All	2.90	$22
Ireland	All	1.50	$15	Togo*	All	32.00	$124
Israel	All	9.60	$29	Trinidad & Tobago*	All	24.00	$52
Italy	All	1.50	$24	Tunisia	All	32.00	$36
Ivory Coast	All	32.00	$124	Turkey	All	9.60	$10
Jamaica*	All	28.00	$40	UAE	All	36.00	$104
Japan	All	0.75	$6	United Kingdom	All	0.75	$3
Jordan	All	32.00	$100	Ukraine	All	19.20	$29
Kazakhstan	All	48.00	$120	Uruguay	All	40.00	$52
Kenya	All	24.00	$40	Venezuela	All	32.00	$100
Latvia	Equities	12.00	$60	Vietnam*	All	32.00	$104
Latvia	Bonds	20.00	$72	Zambia	All	24.00	$40
Lebanon	All	20.00	$72

*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**	Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.
**	Euromarkets – Non-Eurobonds:Surcharges vary by local market

*	Safekeeping and transaction fees are assessed on security and currency transactions.

Global Sub Custodial Annual Fee Schedule

Annual Base Fee - $7,500 per Fund will apply.

▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

Custody Services

FEE SCHEDULE Applicable to following Funds:

Impact Shares Affordable Housing MBS ETF

1.0 basis points on the first $1.5 billion average daily market value

0.75 basis points on the next $1.5 billion average daily market value

0.40 basis points on the remainder

Minimum Annual fee $4,800 payable monthly

Plus Portfolio Transaction Fees

$4.00 per book entry DTC transaction/Federal Reserve transaction/principal paydown

$15.00 per option contract transaction (open, close, exercised or expired)

$ 8.00 per futures or swap transactions

$25.00 per physical security transaction

$ 7.00 US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non- depository transaction

$ 15.00 per mutual fund trade

$ 6.50 per Fed Wire

$ 5.50 per dividend reinvestment

$ 150.00 per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

•	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•	No charge for the initial conversion free receipt.
•	Overdrafts – charged to the account at the Prime rate plus 2 percent.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.

Global Sub-Custodial Services Annual Fee Schedule

Global Sub-Custodial Services Annual Fee Schedule

Annual Base Fee - A monthly minimum charge per account (fund) will apply based on the number of foreign securities held.

▪	1-25 foreign securities: $500
▪	26-50 foreign securities: $1000
▪	Over 50 foreign securities: $1,500
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:

▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses

▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.